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                        [PERKINS COIE LETTERHEAD]


                               June 24, 1996

Athena Medical Corporation
10170 S.W. Nimbus Avenue, Suite J-5
Portland, OR 97223

Gentlemen and Ladies:

     We have acted as counsel to Athena Medical Corporation (the "Company") in connection with the preparation and filing of a registration statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the offering of 5,713,294 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), 3,891,394 of which (the "Selling Shareholder Shares") may be sold from time to time by certain selling shareholders (the "Selling Shareholders") and 1,821,900 of which (the "Company Shares") may be issued and sold from time to time by the Company upon exercise of certain warrants (the "Warrants") to purchase Common Stock.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that:

     (i) the Company Shares are validly authorized, and when (a) the Warrants have been validly exercised and (b) such shares have Been duly delivered against payment therefor pursuant to the terms of the Warrants, such shares are validly issued, fully paid and nonassessable; and

    (ii) the Selling Shareholder Shares are validly authorized and issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not



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Athena Medical Corporation
June 24, 1996
Page 2

thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ PERKINS COIE